Holders of Record, holding 5% or more of the outstanding balance for Structured Asset Securities Corporation Mortgage Pass-Through Certificates Series 2003-16 as reflected in the security position listing as of December 31, 2003.

Class	Name and Address of Holder	Amount Held	% Class

A1	Deutsche Bank Trust Co Americas	70,000,000	100%
	648 Grassmere Park Road
	Nashville, TN 37211

A2	Central Trust Bank	4,500,000	8%
	Investments Department
	238 Madison Street
	Jefferson City, MO 65101

	Citibank	50,835,000	86%
	3800 Citibank Center B3-15
	Tampa, FL 33610

	U.S. Bank N.A./Safekeeping West	3,500,000	6%
	First Trust Center SPFT 0913
	180 East Fifth Street, 9th Floor
	St. Paul, MN 05510

A3	Bank of New York	20,050,000	18%
	One Wall Street
	New York, NY 10286

	Citibank	90,000,000	82%
	2800 Citibank Center B3-15
	Tampa, FL 33610

A4	LBI-Lehman Government Securities Inc. (LBI)	110,050,000	100%
	70 Hudson St.
	Jersey City, NJ 07302

A5	Northern Trust	2,459,000	20%
	801 S. Canal C-IN
	Chicago, IL 60607

	US Bank NA	10,000,000	80%
	Attn: Securities Control
	1555 N. Rivercenter Dr., Suite 0300
	Milwaukee, WI 53212

AP	LBI-Lehman Government Securities Inc. (LBI)	1,697,940	100%
	70 Hudson St.
	Jersey City, NJ 07302

AX	LBI-Lehman Government Securities Inc. (LBI)	12,026,068	100%
	70 Hudson St.
	Jersey City, NJ 07302

PAX	LBI-Lehman Government Securities Inc. (LBI)	8,689,720	100%
	70 Hudson St.
	Jersey City, NJ 07302

B1	LBI-Lehman Government Securities Inc. (LBI)	1,008,000	20%
	70 Hudson St.
	Jersey City, NJ 07302

	Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,000,000	80%
	101 Hudson St 9th Floor
	Jersey City, NJ 07302

B2	Deseret Trust Company	2,108,000	100%
	Gateway Tower East
	10 East South Temple, Suite 470
	Salt Lake City, UT 84133

B3	LBI-Lehman Government Securities Inc. (LBI)	1,449,000	100%
	70 Hudson St.
	Jersey City, NJ 07302

R	TFINN & Co	100	100%
	C/O Chase Manhattan Bank
	P.O. Box 50000
	Dept 6583 Outsourcing Services
	Newark, NJ 07101